Exhibit 23.2
February 27, 2025
CONSENT OF QUALIFIED PERSON
Re:    Form 10-K of Century Aluminum Company (the “Company”)
Aluminium Industry Professionals Inc. (“Aluminpro”), in connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”), consents to:
•the public filing by the Company and use of the technical report summary titled “Technical Report Summary on Jamalco Bauxite Operations,” with an effective date of December 31, 2024 and dated February 20, 2025, (the “Technical Report Summary”), that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, as an exhibit to and referenced in the Form 10-K;
•the incorporation by reference of the Technical Report Summary into the Company’s Registration Statements Form S-3 (No. 333-270681) and on Form S-8 (Nos. 33-162624 and 333-233184) (collectively, the “Registration Statements”);
•the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Form 10-K, the Registration Statements, and the Technical Report Summary; and
•any extracts from or a summary of the Technical Report Summary in the Form 10-K and incorporated by reference in the Registration Statements and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K and the Registration Statements.
Aluminpro is responsible for authoring, and this consent pertains to, the Technical Report Summary. Aluminpro certifies that it has read the Form 10-K and that it fairly and accurately represents the information in the Technical Report Summaries for which it is responsible.

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ALUMINUM INDUSTRY PROFESSIONALS INC.

By:	/s/ Bryan S. Osborne
Bryan S. Osborne, P. Geo
Member of the Québec Order of Geologists No. 779
Aluminum Industry Professionals, Inc.

By:	/s/ Marco Keersemaker
Marco Keersemaker, MSc Min. Eng., MBA
Professional Membership: Australian
Institute of Mining and Metallurgy
Member No. 329546

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